EXHIBIT 23.3


                       INDEPENDENT AUDITORS' CONSENT


     We consent to the use in the Registration Statement of Infinity, Inc. on Form SB-2, of our report dated February 26, 2001, except for Note 14, as to which the date is March 7, 2002, appearing in the Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.





/s/ Ehrhardt Keefe Steiner & Hottman PC


April 17, 2002